UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. 8 )*


                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                          (Title of Class of Securities)

                                   92656G 10 8
                                 --------------
                                 (CUSIP Number)


                               John G. Igoe, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (407) 833-7700
          -----------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                  MARCH 1, 1994
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

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1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors Partnership II, Ltd.
         Employer I.D. No.: 59-2881170

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2.       Check the appropriate box if a member of a group*
                                                           (a) [X]
                                                           (b) [ ]

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3.       SEC Use Only


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4.       Source of Funds*

         00


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5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)               [ ]


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6.       Citizenship or Place of Organization

         Florida

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         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,056,812
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11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,592,546

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12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                        [X]

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13.      Percent of Class Represented by Amount in Row (11)
         63.2%

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14.      Type of Reporting Person*

         PN (Limited)

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                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

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1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors, Inc.
         Employer I.D. No.: 59-2827410

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2.       Check the appropriate box if a member of a group*
                                                            (a) [X]
                                                            (b) [ ]

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3.       SEC Use Only


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4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                [ ]


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6.       Citizenship or Place of Organization

         Florida

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         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,056,812
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,592,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                        [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         63.2%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         CO

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

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1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         J. Patrick Michaels, Jr.
         Social Security No.: ###-##-####

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2.       Check the appropriate box if a member of a group*
                                                            (a) [X]
                                                            (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         United States

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         Number of                          7.       Sole Voting Power
         Shares                                      100,000
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,372,546
         Each                               9.       Sole Dispositive Power
         Reporting                                   100,000
         Person With                        10.      Shared Dispositive Power
                                                     7,063,736
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,592,456

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                        [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         63.2%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         IN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         StarNet/CEA II Partners
         Employer I.D. No.: 59-3197398

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2.       Check the appropriate box if a member of a group*
                                                           (a) [X]
                                                           (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         WC


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)               [ ]


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6.       Citizenship or Place of Organization

         Delaware

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         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,056,812
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,593,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                       [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         63.2%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

         This Amendment No. 8 ("Amendment") to the Statement on Schedule 13D dated July 27, 1993 (the "July Statement"), as amended by Amendment No. 1 thereto dated August 9, 1993 (the "August Amendment") and as amended by Amendment No. 2 thereto dated September 10, 1993 (the "September Amendment") and as amended by Amendment No. 3 thereto dated September 13, 1993 ("Amendment No. 3") and as amended by Amendment No. 4 thereto dated December 20, 1993 ("Amendment No. 4") and as amended by Amendment No. 5 thereto dated January 11, 1994 ("Amendment No. 5") and as amended by Amendment No. 6 thereto dated February 10, 1994 ( "Amendment No. 6") and as amended by Amendment No. 7 thereto dated February 23, 1994 ("Amendment No. 7") (the July Statement as amended by the August Amendment, September Amendment, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, and Amendment No. 7 is referred to as the "Original Statement"), is jointly filed by the persons listed on the execution pages hereof (the "Reporting Persons") pursuant to the Joint Filing Agreement filed as Exhibit 1.

         This Amendment is filed by the Reporting Persons subsequent to filing by CEA Investors Partnership II, Ltd., CEA Investors, Inc., and J. Patrick Michaels, Jr. (the "CEA Group") of Amendment No. 1 dated July 7, 1993, to the
Schedule 13D dated June 18, 1993 filed by the CEA Group. The CEA Group's
Schedule 13D dated June 18, 1993 and its exhibits, as amended by Amendment No. 1 dated July 7, 1993 and its exhibits as well as the Original Statement and its exhibits are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings defined in the Original Statement.

         This Amendment relates to the common stock, par value $.001 per share (the "Common Stock"), of Video Jukebox Network, Inc., a Florida corporation (the "Company") and is filed pursuant to Rule 13d-2 under the Securities Exchange Act of 1934, as amended (the "Act").

         This Amendment is filed to disclose the acquisition by StarNet, Inc. ("StarNet") of a "Deferred Payment Convertible Note" (as defined herein) convertible into shares of the Company's Common Stock and the acquisition by CEA Investors Partnership II, Ltd. (the "Partnership") of a right to acquire all or a part of 85,000 shares of Common Stock from Venture LW Corporation ("VLW").

         Except as specifically modified, amended or supplemented by this Amendment No. 8, all of the information in the Original Statement is hereby confirmed.

         Items 11 and 13 of the cover pages filed herewith have been amended to reflect numbers of shares of Common Stock as appropriate in light of the amendments described below.

Item 2 of the Original Statement is hereby supplemented as follows:

Item 2. Identity And Background

         Each of the Reporting Persons, other than StarNet/CEA II Partners (the "Joint Venture"), expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment. The Joint Venture expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment and held by or issuable to StarNet, Inc. except to the extent the Joint Venture may be deemed to be a beneficial owner of such securities pursuant to Rule 13d-5(b)(1) under the Act.

         Item 3 of the Original Statement is hereby amended and supplemented as follows:

Item 3. Source And Amount Of Funds And Other Consideration

         In consideration for deferral of the monthly payment of $200,000 due in March, 1994 to Digital Satellite Network ("DSN"), a division of StarNet, under the satellite transponder Service Agreement (the "Service Agreement") dated August 24, 1993 between the Company and StarNet, the Company as of March 1, 1994 intends to issue to DSN a $200,000 Convertible Note (the "March 1, 1994 Deferred Payment Convertible Note"). The Deferred Payment Convertible Notes ("Deferred

Payment Convertible Notes") issued and issuable under the Service Agreement accrue interest at the prime rate as listed on the first business day of the month in which such notes are issued in the Wall Street Journal plus one percent (1%) and are convertible in accordance with their terms into shares of the Company's Common Stock at the conversion rate of $1.25 per share as to principal and accrued interest. A copy of the Service Agreement was filed as Exhibit 2 to Amendment No. 4. A copy of the form of September 1, 1993 Deferred Payment Convertible Note filed as Exhibit 3 to Amendment No. 4, except for the date thereof and variations in the interest rate, if any, is identical in all material respects to the March 1, 1994 Deferred Payment Convertible Note and each of the Deferred Payment Convertible Notes issued and issuable by the Company pursuant to the Service Agreement.

         Item 5 of the Original Statement is hereby amended and supplemented as follows:

Item 5. Interest In Securities Of The Issuer

         Under the March 1, 1994 Deferred Payment Convertible Note, StarNet has acquired the right to acquire 160,000 shares of Common Stock by conversion of the principal amount of such Deferred Payment Convertible Note at the rate of $1.25 per share and the right to acquire additional shares of Common Stock upon conversion of accrued interest under such Deferred Payment Convertible Note at the rate of $1.25 per share.

         The Reporting Persons believe that the aggregate number of shares of Common Stock of the Company issued and outstanding as of March 9, 1994 is approximately 17,214,490.

         (A)      Each of the Partnership, CEA Investors, and the Joint
                  Venture may be deemed to beneficially own 11,592,596 shares of Common Stock, to have shared power to vote or to direct the vote with respect to 10,365,622 shares of Common Stock, to have shared power to dispose or to direct the disposition with respect to 7,056,812 shares of Common Stock and to have no shares of Common Stock for which any such Reporting Persons has sole voting power or sole dispositive power.

         (B) Michaels may be deemed to beneficially own 11,592,546 shares of Common Stock, to have sole power to vote or to direct the vote with respect to 100,000 shares, to have shared power to vote or to direct the vote with respect to 10,372,546 shares, to have sole power to dispose or to direct the disposition of 100,000 shares and to have shared power to dispose or to direct the disposition of 7,063,736 shares of Common Stock.

Each of the Reporting Persons may be deemed to beneficially own shares which were excluded from their respective responses listed in Item 11 on the cover page filed herewith relating to each Reporting Person including, without limitation, (a) any shares which may be acquired by StarNet (and by Liberty pursuant to related pre-emptive rights) in the event StarNet elects to convert interest which accrues and remains unpaid under the Deferred Payment Convertible Notes and (b) any shares which may be purchasable by StarNet (and by Liberty pursuant to related pre-emptive rights) in the event the Company elects to issue additional Deferred Payment Convertible Notes to DSN in consideration for deferral of any additional payments due under the Service Agreement.

         Gawthrop may be deemed to be the beneficial owner of 11,593,700 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote; 11,592,546 shares as to which there is shared power to vote or to direct the vote; 1,154 shares as to which there is sole power to dispose or to direct the disposition; and 7,056,812 shares as to which there is shared power to dispose or to direct the disposition.

         Cardy may be deemed to be the beneficial owner of 11,593,700 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote; 11,592,546 shares as to which there is shared power to vote or to direct the vote; 1,154 shares as to which there is sole power to dispose or to direct the disposition; and 7,056,812 shares as to which there is shared power to dispose or to direct the disposition.

         On February 28, 1994 VLW delivered notice to the Partnership of VLW's intention to sell under Rule 144 sales up to 85,000 shares of Common Stock at a minimum price of $3.00 per share, which shares may be deemed beneficially owned by the Partnership, CEA Investors, the Joint Venture, Michaels, Gawthrop and Cardy, pursuant to a right of first refusal granted by the VLW Group to the Partnership in the VLW Proxy Agreement, which right to acquire is described in
Item 6 herein. The Partnership declined to exercise this right.

         Item 6 of the Original Statement is hereby amended and supplemented as follows:

Item 6. Contracts, Arrangements, Understandings Or Relationships With Rrespect To Securities Of The Issuer

         The Company submitted notice to DSN of the Company's intention to defer payment of $200,000 due to DSN under the Service Agreement for the month of March 1994. The March 1, 1994 Deferred Payment Convertible Note will be issued to DSN, subject to the purchase by Liberty of its proportionate share in the event it chooses to exercise its pre-emptive rights, after the expiration of the notice period provided by the Company to Liberty with respect to such pre-emptive rights. The Company has notified Liberty of its opportunity to purchase up to 6.9909% of the March 1, 1994 Deferred Payment Convertible Note. If Liberty exercises its pre-emptive rights, a portion of the Notes will be issued to Liberty for a purchase price equal to the proportionate principal of the notes acquired by Liberty and the Reporting Persons believe such cash proceeds will be used by the Company as a partial payment to StarNet of amounts due under the Service Agreement.

         Under the terms of each Deferred Payment Convertible Note, the Company must commence payment on the third anniversary of the respective Deferred Payment Convertible Note in thirty (30) equal monthly installments plus interest on each installment. The Company must give notice of its intention to make prepayments of all or a portion of principal and accrued interest on any Deferred Payment Convertible Note and the holder may elect to receive such prepayment in Common Stock at the conversion rate of $1.25 per share. The holder of any Deferred Payment Convertible Note may convert all (but not less than all) of the principal and accrued interest at the conversion rate of $1.25 per share at any time prior to the third anniversary of such note, so long as (i) the prior approval of the FCC has been obtained or is not required and/or (ii) no filing under the Hart-Scott Rodino Act is required, or if required, the waiting period has expired without objection by the Federal Trade Commission or the Department of Justice or early termination has been granted with respect to such a filing.

         On February 28, 1994 VLW delivered notice to the Partnership of VLW's intention to sell under Rule 144 sales up to 85,000 shares of Common Stock at a minimum price of $3.00 per share. Under the terms of the VLW Proxy Agreement, this notice gave the Partnership or its designee (initially the Joint Venture) the right to acquire all or part of such 85,000 shares at a purchase price of $3.00 per share, which shares are currently subject to an irrevocable voting proxy granted by VLW in favor of the Partnership. The Partnership declined to exercise the right to acquire any of the 85,000 shares. If all or part of the 85,000 shares are subsequently sold by VLW to a third party, the shares so sold would no longer be subject to the VLW Proxy Agreement; accordingly, none of the Partnership, CEA Investors, the Joint Venture, Michaels, Gawthrop and Cardy would after such sale have any beneficial interest therein. However, if VLW desires to sell under Rule l44 sales any shares of Common Stock prior to June 11, 1994 at a price of less than $3.00 per share, VLW must again by the terms of the VLW Proxy Agreement grant the Partnership the right to acquire all or part of the shares of Common Stock proposed to be sold.

         Except as specifically modified, amended or supplemented by this Amendment No. 8, all of the information in the Original Statement is hereby confirmed.

Item 7. Material To Be Filed As Exhibits

Exhibit 1 Joint Filing Agreement with respect to the joint filing of Amendment No. 8 to Schedule 13D and all amendments thereto.

                                   SIGNATURES


         The undersigned, after reasonable inquiry and to the best of their knowledge and belief, certify that the information set forth in this statement is true, complete, and correct.

CEA INVESTORS PARTNERSHIP II,           CEA INVESTORS, INC., a
LTD. a Florida limited partnership      Florida corporation

By: CEA Investors, Inc., General
Partner
                                        By: /s/ THOMAS W. CARDY
                                           --------------------------------
                                        As:               VP
                                           --------------------------------

By: /s/ THOMAS W. CARDY                 Dated:       MARCH 9, 1994
    ----------------------------                  -----------------------------
As:      VP
    ----------------------------

Dated:       MARCH 9, 1994
      --------------------------
/s/ J. PATRICK MICHAELS, JR.
--------------------------------
J. Patrick Michaels, Jr.
                                        STARNET/CEA II PARTNERS
Dated:       MARCH 9, 1994              By: CEA Investors Partnership
      --------------------------        II, Ltd., a Florida Limited Partnership,
                                        its General Partner

                                        By: CEA Investors, Inc.,
                                            General Partner


                                        By: /s/ THOMAS W. CARDY
                                           ------------------------------------
                                        As:                   VP
                                           ------------------------------------
                                        Dated:            MARCH 9, 1994
                                              ---------------------------------